DISCOVERY COMMUNICATIONS REPORTS SECOND QUARTER 2014 RESULTS

Second Quarter 2014 Financial Highlights:

•Revenues increased 10% to $1,610 million
•Adjusted OIBDA increased 6% to $694 million
•Net Income available to Discovery Communications, Inc. increased 26% to $379 million
•Adjusted Earnings per Diluted Share for the last twelve months increased 35% to $3.62
•Repurchased 6.7 million shares of common stock for $503 million

Silver Spring, Maryland – July 31, 2014: Discovery Communications, Inc. (“Discovery” or the “Company”) (NASDAQ: DISCA, DISCB, DISCK) today reported financial results for the second quarter ended June 30, 2014.

David Zaslav, Discovery’s President and Chief Executive Officer, said, “The operating strength across Discovery’s organic businesses, along with increased contributions from strategic acquisitions, led to sustained financial momentum during the second quarter.  Our persistent focus on building a broad and deep content portfolio to leverage the opportunities across our unique distribution platform is driving viewership and revenue growth worldwide as pay-tv continues to evolve.  Going forward, investing in compelling programing remains a priority as we integrate our recent acquisitions and build new avenues of growth so we can deliver additional long term value to our shareholders."

Second Quarter Results

Second quarter revenues of $1,610 million increased $143 million, or 10%, over the second quarter a year ago, as 23% growth at International Networks was partially offset by a 2% decline at U.S. Networks, primarily due to additional revenues from licensing agreements in the prior year. Adjusted Operating Income Before Depreciation and Amortization(1) (“OIBDA”) increased 6% to $694 million, as International Networks were up 19% while U.S. Networks were down 1% due to the impact of licensing agreements. Excluding the impact of the Eurosport transaction(2), foreign currency fluctuations and licensing agreements, total Company revenues increased 9% and Adjusted OIBDA increased 11%.

Second quarter net income available to Discovery Communications, Inc. of $379 million ($1.09 per diluted share)(3) increased $79 million, or 26%, compared to $300 million ($0.82 per diluted share) for the second quarter a year ago, primarily due to the strong operating performance in the current quarter. The current quarter results also reflect a $31 million gain associated with the sale of HowStuffWorks, a $29 million gain associated with the consolidation of Eurosport and a $15 million increase in equity earnings. Adjusted Earnings Per Diluted Share(4) ("Adjusted EPS"), which excludes the impact of the amortization of acquisition related intangible assets, was $1.16 per diluted share in the second quarter of this year compared with $0.91 per diluted share in the same period a year ago. For the last twelve months, Adjusted EPS was $3.62, up 35% compared with $2.69 in the prior twelve months.

(1)	See the full definition of Adjusted Operating Income Before Depreciation and Amortization on page 5.
(2)	The Company completed its acquisition of a controlling stake in Eurosport International ("Eurosport") in May 2014. See page 12 for a reconciliation to results excluding Eurosport.
(3)	All per share amounts are calculated using Net Income Available to Discovery Communications, Inc. stockholders. See table on page 13 for the reconciliation.
(4)	See the full definition of Adjusted Earnings Per Diluted Share on page 5. Note that the purchase price amortization related to Eurosport is still preliminary and could be revised once finalized.

Free cash flow was $202 million for the second quarter, a decrease of $109 million, or down 35% from the second quarter of 2013, as increased operating performance was more than offset by higher tax payments, as well as higher content and interest payments. Free cash flow is defined as cash provided by operating activities less purchases of property and equipment.

SEGMENT RESULTS

(dollars in millions)	Three Months Ended June 30,			Six Months Ended June 30,
	2014	2013	Change	2014	2013
Revenues:
U.S. Networks	$777	$793	(2)%	$1,485	$1,479	—%
International Networks	802	652	23%	1,473	1,096	34%
Education	31	24	29%	63	51	24%
Corporate and Eliminations	—	(2)	NM	—	(3)	NM
Total Revenues	$1,610	$1,467	10%	$3,021	$2,623	15%

Adjusted OIBDA:
U.S. Networks	$466	$472	(1)%	$849	$849	—%
International Networks	297	249	19%	518	436	19%
Education	6	4	50%	12	11	9%
Corporate and Eliminations	(75)	(72)	(4)%	(160)	(143)	(12)%
Total Adjusted OIBDA	$694	$653	6%	$1,219	$1,153	6%

U.S. Networks

(dollars in millions)	Three Months Ended June 30,			Six Months Ended June 30,
	2014	2013	Change	2014	2013	Change
Revenues:
Distribution	$319	$348	(8)%	$638	$656	(3)%
Advertising	446	426	5%	819	782	5%
Other	12	19	(37)%	28	41	(32)%
Total Revenues	$777	$793	(2)%	$1,485	$1,479	—%
Adjusted OIBDA	$466	$472	(1)%	$849	$849	—%
Adjusted OIBDA Margin	60%	60%		57%	57%

U.S. Networks’ revenues in the second quarter of 2014 decreased 2% to $777 million as advertising growth was more than offset by a decline in distribution and other revenue. Advertising revenues increased 5% mainly due to higher pricing. Distribution revenues decreased 8% as higher rates were more than offset by additional revenues from licensing agreements in the second quarter of 2013. Other revenues declined by $7 million due to a decrease in content production contracts as well as lower representative fees . Excluding the impact of licensing agreements, distribution revenues grew 6% and total revenues grew 4% over the prior year's quarter.

Adjusted OIBDA decreased slightly to $466 million, primarily reflecting the impact of licensing agreements in the prior year. Excluding the impact of licensing agreements, Adjusted OIBDA grew 8% over last year's second quarter, reflecting the 4% revenue growth as well as lower marketing costs.

International Networks

(dollars in millions)	Three Months Ended June 30,			Six Months Ended June 30,
	2014	2013	Change	2014	2013	Change
Revenues:
Distribution	$373	$314	19%	$711	$589	21%
Advertising	397	322	23%	713	474	50%
Other	32	16	100%	49	33	48%
Total Revenues	$802	$652	23%	$1,473	$1,096	34%
Adjusted OIBDA	$297	$249	19%	$518	$436	19%
Adjusted OIBDA Margin	37%	38%		35%	40%

International Networks’ revenues for the second quarter increased 23% to $802 million, as advertising revenues were up 23% and distribution revenues were up 19%. Excluding Eurosport and foreign currency fluctuations, total revenues were up 14%. Advertising revenues, excluding Eurosport, were up 17% in local currency terms, primarily due to increased pricing and volume in Western Europe, Latin America and CEEMEA as well as from eight additional days due to the timing of the closing of the SBS Nordic acquisition. Distribution revenues, excluding Eurosport, grew 10% in local currency terms, mainly from increased subscribers and higher rates in Latin America and subscriber growth in CEEMEA and as well as due to the timing of the SBS Nordic acquisition. Other revenues increased 22% excluding Eurosport and foreign currency fluctuations due to additional revenues from new production studios.

Adjusted OIBDA increased 19% to $297 million on a reported basis and was up 15% excluding Eurosport and foreign currency fluctuations, reflecting the 14% revenue growth partially offset by a 13% increase in operating expenses. The higher operating expenses were primarily due to increased content expense, production costs associated with production studios and personnel costs.

Education

(dollars in millions)	Three Months Ended June 30,			Six Months Ended June 30,
	2014	2013	Change	2014	2013	Change
Revenues	$31	$24	29%	$63	$51	24%
Adjusted OIBDA	$6	$4	50%	$12	$11	9%
Adjusted OIBDA Margin	19%	17%		19%	22%

Education revenues for the second quarter increased by $7 million due to higher streaming, licensing and digital textbook revenues as well as additional revenues due to a business combination. Adjusted OIBDA increased by $2 million compared to the second quarter of 2013, as the revenue growth was partially offset by investment in new products as well as integration costs associated with the business combination.

Corporate and Eliminations

Adjusted OIBDA decreased by $3 million compared to the second quarter a year ago, primarily due to the acceleration of certain equity-based compensation expense as well as higher professional fees.

STOCK REPURCHASE

During the quarter, the Company, pursuant to its existing stock repurchase program, repurchased 6.7 million shares of its Series C common stock for an aggregate purchase price of $503 million at an average price of $74.85 per share. Following the quarter, from July 1, 2014 through July 28, 2014, the Company repurchased 1.4 million shares of its Series C common stock for approximately $109 million.

The Company has repurchased 81.5 million shares of Series C common stock and 2.8 million shares of its Series A common stock under its stock repurchase program to date at an aggregate purchase price of approximately $4.4 billion. In aggregate, including the 17.73 million preferred shares acquired from Advance/Newhouse Programming Partnership ("ANPP") and from Advance Programming Holdings, LLC, the Company has repurchased 24% of its outstanding shares since buyback activity was authorized in 2010.

Under the stock repurchase program, management is authorized to purchase shares of common stock from time to time through open market purchases at prevailing prices or privately negotiated purchases or pursuant to one or more accelerated stock repurchase agreements or other derivative arrangements as permitted by securities laws and other legal requirements and subject to stock price, business and market conditions and other factors.

On May 22, 2014, the Company entered into a share repurchase agreement with ANPP to repurchase their shares of the Company’s Series C convertible preferred stock, on a quarterly basis, in proportion to the company's repurchases under its stock repurchase program in a manner that is intended to maintain ANPP's current ownership percentage of the Company. The first purchases under this agreement are expected to take place in the third quarter of 2014.

OTHER ITEMS

On May 8, 2014, Discovery and Liberty Global plc ("Liberty Global") announced the formation of a joint venture to acquire All3Media, a leading international production company. The acquisition will be funded by contributions of approximately $153 million from each of Discovery and Liberty Global and additional equity and non-recourse credit facilities raised at All3Media.

On May 20, 2014, the Company announced a special dividend of one share of Series C Common Stock payable on each share of Series A Common Stock, Series B Common Stock or Series C Common Stock outstanding as of July 28, 2014. The dividend is expected to be paid on August 6, 2014.

On May 30, 2014, the Company completed the previously announced acquisition of a controlling interest in Eurosport International, increasing its stake from 20% to 51% for approximately $349 million, which resulted in a gain of $29 million included in Other Income.

On May 30, 2014, Discovery sold HowStuffWorks for $45 million, which resulted in a pre-tax gain on disposition of $31 million.

FULL YEAR 2014 OUTLOOK

For the full year ending December 31, 2014, Discovery Communications, Inc. expects total revenue between $6.45 billion and $6.525 billion, Adjusted OIBDA between $2.6 billion and $2.65 billion, net income available to Discovery Communications, Inc. between $1.225 billion and $1.275 billion and Adjusted net income available to Discovery Communications, Inc.(5) ("Adjusted net income") between $1.34 billion and $1.4 billion. Our outlook incorporates current foreign exchange rates for revenues and expenses and the current share price for mark-to-market equity-based compensation calculations.

(5)	See the full definition of Adjusted net income on page 5.

NON-GAAP FINANCIAL MEASURES

Adjusted OIBDA, Adjusted Net Income, Adjusted Earnings Per Share and Free Cash Flow
In addition to the results prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) provided in this release, the Company has presented Adjusted OIBDA, Adjusted net income, Adjusted EPS and free cash flow. The Company evaluates the operating performance of its segments based on financial measures such as revenues and Adjusted OIBDA. Adjusted OIBDA is defined as revenues less costs of revenues and selling, general and administrative expenses excluding: (i) mark-to-market equity-based compensation, (ii) depreciation and amortization, (iii) amortization of deferred launch incentives, (iv) exit and restructuring charges, (v) certain impairment charges, and (vi) gains and losses on business and asset dispositions.

Beginning January 1, 2014, the Company reclassified foreign currency gains (losses), net due to transaction settlements and re-measurement of working capital items from selling, general and administrative expense, which is a component of operating income, to other income (expense), net. Prior period amounts have been reclassified to conform to the current year presentation.  The total foreign currency reclassifications were a gain of $15 million for the three months ended June 30, 2013.

The Company uses Adjusted OIBDA to assess operating results and performance of its segments, perform analytical comparisons, identify strategies to improve performance and allocate resources to each segment. The Company believes this measure is relevant to investors because it allows them to analyze the operating performance of each segment using the same metric management uses. The Company excludes mark-to-market equity-based compensation, exit and restructuring charges, certain impairment charges, and gains and losses on business and asset dispositions from the calculation of Adjusted OIBDA due to their volatility. The Company also excludes depreciation of fixed assets and amortization of intangible assets and deferred launch incentives, as these amounts do not represent cash payments in the current reporting period.

The Company defines Adjusted net income as net income excluding the impact of amortization of acquisition-related intangible assets and defines Adjusted EPS as earnings excluding the impact of amortization of acquisition-related intangible assets per diluted share.  The Company believes Adjusted net income and Adjusted EPS are relevant to investors because these metrics allow them to evaluate the performance of the Company's operations exclusive of the non-cash amortization of acquisition-related intangible assets that impact the comparability of results from period to period.

The Company defines free cash flow as cash provided by operating activities less acquisitions of property and equipment. The Company uses free cash flow as it believes it is an important indicator for management and investors of the Company’s liquidity, including its ability to reduce debt, make strategic investments and return capital to stockholders.

Adjusted OIBDA, Adjusted net income, Adjusted EPS and free cash flow are non-GAAP measures, and should be considered in addition to, but not as a substitute for, operating income, net income, earnings per diluted share and other measures of financial performance reported in accordance with GAAP. Please review the supplemental financial schedules beginning on page 10 for reconciliations to GAAP measures.

Conference Call Information

Discovery Communications, Inc. will host a conference call today at 8:30 a.m. ET to discuss its second quarter results. To listen to the call, visit http://discoverycommunications.com or dial 1-800-901-5213 inside the U.S. and 1-617-786-2962 outside of the U.S., using the following passcode: DISCA.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties and on information available to the Company as of the date hereof. The Company’s actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risk factors disclosed in its Annual Report on Form 10-K filed with the SEC on February 20, 2014. Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. Forward-looking statements in this release include, without limitation, statements regarding investing in our brands, strategic growth initiatives, plans for stock repurchases and the full year 2014 outlook. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Contacts:

Corporate Communications	Investor Relations
Catherine Frymark (240) 662-2934	Craig Felenstein (212) 548-5109
catherine_frymark@discovery.com	craig_felenstein@discovery.com

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenues:
Distribution	$692	$662	$1,349	$1,245
Advertising	844	749	1,533	1,257
Other	74	56	139	121
Total revenues	1,610	1,467	3,021	2,623
Costs and expenses:
Costs of revenues, excluding depreciation and amortization	515	437	997	779
Selling, general and administrative	406	394	815	759
Depreciation and amortization	75	78	158	110
Restructuring charges	5	9	8	10
Gain on disposition	(31)	—	(31)	—
Total costs and expenses	970	918	1,947	1,658
Operating income	640	549	1,074	965
Interest expense	(83)	(80)	(164)	(148)
Income (loss) from equity investees, net	8	(7)	21	(9)
Other income, net	27	19	10	50
Income from continuing operations before income taxes	592	481	941	858
Provision for income taxes	(208)	(181)	(326)	(327)
Net income	384	300	615	531
Net income attributable to noncontrolling interests	(2)	—	(2)	—
Net income attributable to redeemable noncontrolling interests	(3)	—	(4)	—
Net income available to Discovery Communications, Inc.	$379	$300	$609	$531

Net income per share available to Discovery Communications, Inc. stockholders:
Basic	$1.10	$0.83	$1.75	$1.47
Diluted	$1.09	$0.82	$1.74	$1.45

Weighted average shares outstanding:
Basic	343	359	346	361
Diluted	346	363	349	365

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited; in millions)

	June 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$372	$408
Receivables, net	1,525	1,371
Content rights, net	318	277
Deferred income taxes	81	73
Prepaid expenses and other current assets	275	281
Total current assets	2,571	2,410

Noncurrent content rights, net	1,935	1,883
Property and equipment, net	538	514
Goodwill	8,126	7,341
Intangible assets, net	1,924	1,565
Equity method investments	828	1,087
Other noncurrent assets	183	179
Total assets	$16,105	$14,979

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$226	$141
Accrued liabilities	945	992
Deferred revenues	160	144
Current portion of debt	1,029	17
Total current liabilities	2,360	1,294

Noncurrent portion of debt	6,045	6,482
Deferred income taxes	769	637
Other noncurrent liabilities	299	333
Total liabilities	9,473	8,746

Redeemable noncontrolling interests	598	36

Equity:
Preferred stock	2	2
Common stock	3	3
Additional paid-in capital	6,865	6,826
Treasury stock, at cost	(4,300)	(3,531)
Retained earnings	3,499	2,892
Accumulated other comprehensive (loss) income	(38)	4
Total Discovery Communications, Inc. stockholders’ equity	6,031	6,196
Noncontrolling interests	3	1
Total equity	6,034	6,197
Total liabilities and equity	$16,105	$14,979

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited; in millions)

	Six Months Ended June 30,
	2014	2013
Operating Activities
Net income	$615	$531
Adjustments to reconcile net income to cash provided by operating activities:
Equity-based compensation expense	33	84
Depreciation and amortization	158	110
Content amortization and impairment expense	705	542
Gain on disposition	(31)	—
Remeasurement gain on previously held equity interest	(29)	(92)
Equity in (earnings) losses of investee companies, net of cash distributions	(7)	13
Deferred income tax (benefit) expense	(73)	139
Launch amortization expense	4	10
Loss from hedging instruments, net	—	55
Other, net	18	18
Changes in operating assets and liabilities:
Receivables, net	(46)	(90)
Content rights	(806)	(680)
Accounts payable and accrued liabilities	(12)	(83)
Equity-based compensation liabilities	(81)	(61)
Income tax receivable	54	9
Other, net	(29)	(35)
Cash provided by operating activities	473	470

Investing Activities
Purchases of property and equipment	(58)	(54)
Business acquisitions, net of cash acquired	(321)	(1,832)
Hedging instruments, net	—	(55)
Proceeds from disposition	45	—
Distributions from equity method investees	41	4
Investments in equity method investees, net	(9)	(26)
Other investing activities, net	(1)	(1)
Cash used in investing activities	(303)	(1,964)

Financing Activities
Borrowings from debt, net of discount and issuance costs	409	1,186
Commercial paper, net	162	—
Principal repayments of capital lease obligations	(9)	(17)
Repurchases of common stock	(769)	(265)
Repurchases of preferred stock	—	(256)
Cash proceeds from equity-based plans, net	13	35
Other financing activities, net	(7)	(3)
Cash (used in) provided by financing activities	(201)	680

Effect of exchange rate changes on cash and cash equivalents	(5)	(12)

Net change in cash and cash equivalents	(36)	(826)
Cash and cash equivalents, beginning of period	408	1,201
Cash and cash equivalents, end of period	$372	$375

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF ADJUSTED OPERATING INCOME BEFORE
DEPRECIATION AND AMORTIZATION
(unaudited; in millions)

	Three Months Ended June 30, 2014
	Adjusted Operating Income Before Depreciation and Amortization	Depreciation and Amortization	Amortization of Deferred Launch Incentives	Mark-to-Market Equity-Based Compensation	Other (1)	Operating Income
U.S. Networks	$466	$(3)	$—	$—	$31	$494
International Networks	297	(56)	(2)	—	(2)	237
Education	6	(1)	—	—	(1)	4
Corporate and Eliminations	(75)	(15)	—	(3)	(2)	(95)
Total	$694	$(75)	$(2)	$(3)	$26	$640

	Three Months Ended June 30, 2013
	Adjusted Operating Income Before Depreciation and Amortization	Depreciation and Amortization	Amortization of Deferred Launch Incentives	Mark-to-Market Equity-Based Compensation	Other (1)	Operating Income
U.S. Networks	$472	$(3)	$(2)	$—	$(2)	$465
International Networks	249	(61)	(3)	—	(7)	178
Education	4	—	—	—	—	4
Corporate and Eliminations	(72)	(14)	—	(12)	—	(98)
Total	$653	$(78)	$(5)	$(12)	$(9)	$549

(1) For the three months ended June 30, 2014, amount represents a gain on disposition of $31 million and restructuring charges of $5 million. For the three months ended June 30, 2013, amount represents restructuring charges of $9 million.

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF ADJUSTED OPERATING INCOME BEFORE
DEPRECIATION AND AMORTIZATION
(unaudited; in millions)

	Six Months Ended June 30, 2014
	Adjusted Operating Income Before Depreciation and Amortization	Depreciation and Amortization	Amortization of Deferred Launch Incentives	Mark-to-Market Equity-Based Compensation	Other (1)	Operating Income
U.S. Networks	$849	$(6)	$—	$—	$30	$873
International Networks	518	(120)	(4)	—	(3)	391
Education	12	(3)	—	—	(2)	7
Corporate and Eliminations	(160)	(29)	—	(6)	(2)	(197)
Total	$1,219	$(158)	$(4)	$(6)	$23	$1,074

	Six Months Ended June 30, 2013
	Adjusted Operating Income Before Depreciation and Amortization	Depreciation and Amortization	Amortization of Deferred Launch Incentives	Mark-to-Market Equity-Based Compensation	Other (1)	Operating Income
U.S. Networks	$849	$(6)	$(4)	$—	$(3)	$836
International Networks	436	(76)	(6)	—	(7)	347
Education	11	(1)	—	—	—	10
Corporate and Eliminations	(143)	(27)	—	(58)	—	(228)
Total	$1,153	$(110)	$(10)	$(58)	$(10)	$965

(1) For the six months ended June 30, 2014, amount represents a gain on disposition of $31 million and restructuring charges of $8 million. For the six months ended June 30, 2013, amount represents restructuring charges of $10 million.

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF NEWLY ACQUIRED BUSINESSES(1)
(unaudited; amounts in millions)

	Three months ended June 30,
	2014		2014	2013
	International Networks As Reported	2014 Newly Acquired Businesses	International Networks Ex- Acquisitions	International Networks As Reported	% Change
Revenues:
Distribution	$373	$29	$344	$314	10%
Advertising	397	18	$379	322	18%
Other	32	8	$24	16	50%
Total Revenues	$802	$55	$747	$652	15%
Adjusted OIBDA	$297	$16	$281	$249	13%

	Three months ended June 30,
	2014			2013
	Total Company As Reported	2014 Newly Acquired Businesses	2014 Total Company Ex- Acquisitions	Total Company As Reported	% Change
Revenues:
Distribution	$692	$29	$663	$662	—%
Advertising	844	18	$826	749	10%
Other	74	8	$66	56	18%
Total Revenues	$1,610	$55	$1,555	$1,467	6%
Adjusted OIBDA	$694	$16	$678	$653	4%

	Six months ended June 30,
	2014		2014	2013
	International Networks As Reported	2014 Newly Acquired Businesses	International Networks Ex- Acquisitions	International Networks As Reported	% Change
Revenues:
Distribution	$711	$75	$636	$589	8%
Advertising	713	146	$567	474	20%
Other	49	13	$36	33	9%
Total Revenues	$1,473	$234	$1,239	$1,096	13%
Adjusted OIBDA	$518	$35	$483	$436	11%

	Six months ended June 30,
	2014			2013
	Total Company As Reported	2014 Newly Acquired Businesses	2014 Total Company Ex- Acquisitions	Total Company As Reported	% Change
Revenues:
Distribution	$1,349	$75	$1,274	$1,245	2%
Advertising	1,533	146	$1,387	1,257	10%
Other	139	13	$126	121	4%
Total Revenues	$3,021	$234	$2,787	$2,623	6%
Adjusted OIBDA	$1,219	$35	$1,184	$1,153	3%

(1)
For the three months ended June 30, 2014 newly acquired businesses include Eurosport International, in which Discovery took a controlling stake in May 2014, and for the six months ended June 30, 2014 newly acquired businesses include Eurosport International and first quarter results from SBS Nordic, which Discovery acquired in April 2013. This reconciliation does not take into account other one-time items such as foreign exchange and licensing revenues.

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions)

CALCULATION OF FREE CASH FLOW

	Three Months Ended June 30,			Six Months Ended June 30,
	2014	2013	Change	2014	2013	Change
Cash provided by operating activities	$232	$339	$(107)	$473	$470	$3
Purchases of property and equipment	(30)	(28)	(2)	(58)	(54)	(4)
Free cash flow	$202	$311	$(109)	$415	$416	$(1)

RECONCILIATION OF 2014 OUTLOOK TO GAAP MEASURES

	Full Year 2014
Adjusted net income available to Discovery Communications, Inc. stockholders	$1,340	To	$1,400
Less Amortization of acquisition-related intangible assets, net of tax	115	To	125
Net income available to Discovery Communications, Inc. stockholders	1,225	To	1,275
Interest expense, net	340	To	330
Depreciation and amortization	355	To	345
Other expense, including amortization of deferred launch incentives, mark-to-market equity-based compensation, asset impairment, exit and restructuring costs, gains (losses) on business disposition, gains (losses) on sale of securities, equity earnings (losses) in unconsolidated affiliates, unrealized and realized gains (losses) from derivatives, income tax expense, net loss (income) attributable to noncontrolling interests, and stock dividends to preferred interests	565	To	575
Adjusted OIBDA	$2,600	To	$2,650

NET INCOME AVAILABLE TO DISCOVERY COMMUNICATIONS, INC. STOCKHOLDERS

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net Income	$384	$300	$615	$531
Net income attributable to noncontrolling interests	(2)	—	(2)	—
Net income attributable to redeemable noncontrolling interests	(3)	—	(4)	—
Net income available to Discovery Communications, Inc.	379	300	609	531
Redeemable noncontrolling interest adjustments to redemption value	(2)	(3)	(1)	(1)
Stock dividends to preferred interests	(1)	—	(1)	—
Net income available to Discovery Communications, Inc. stockholders	$376	$297	$607	$530

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions)

CALCULATION OF ADJUSTED NET INCOME AND ADJUSTED NET EARNINGS PER DILUTED SHARE

	Three Months Ended June 30,			Six Months Ended June 30,
	2014	2013	Change	2014	2013	Change
Net Income available to Discovery Communications, Inc.	$379	$300	$79	$609	$531	$78
Amortization of acquisition-related intangible assets, net of tax	26	33	(7)	60	34	26
Adjusted Net Income	$405	$333	$72	$669	$565	$104

	Three Months Ended June 30,			Six Months Ended June 30,
	2014	2013	Change	2014	2013	Change
Diluted earnings per share available to Discovery Communications, Inc. stockholders	$1.09	$0.82	$0.27	$1.74	$1.45	$0.29
Amortization of acquisition-related intangible assets, net of tax	0.07	0.09	(0.02)	0.17	0.09	0.08
Adjusted earnings per diluted share	$1.16	$0.91	$0.25	$1.91	$1.54	$0.37

	Last Twelve Months Ended June 30,
	2014	2013	Change
Diluted earnings per share available to Discovery Communications, Inc. stockholders	$3.26	$2.60	$0.66
Amortization of acquisition-related intangible assets, net of tax	0.36	0.09	0.27
Adjusted earnings per diluted share	$3.62	$2.69	$0.93

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions)

BORROWINGS
June 30, 2014
3.70% Senior Notes, semi-annual interest, due June 2015	$850
5.625% Senior Notes, semi-annual interest, due August 2019	500
5.05% Senior Notes, semi-annual interest, due June 2020	1,300
4.375% Senior Notes, semi-annual interest, due June 2021	650
2.375% Senior Notes, euro denominated, annual interest, due March 2022	409
3.30% Senior Notes, semi-annual interest, due May 2022	500
3.25% Senior Notes, semi-annual interest, due April 2023	350
6.35% Senior Notes, semi-annual interest, due June 2040	850
4.95% Senior Notes, semi-annual interest, due May 2042	500
4.875% Senior Notes, semi-annual interest, due April 2043	850
Capital lease obligations	171
Commercial paper	162
Total debt	7,092
Unamortized discount	(18)
Debt, net	7,074
Current portion of debt	(1,029)
Noncurrent portion of debt	$6,045

EQUITY-BASED COMPENSATION
	June 30, 2014
Long-Term Incentive Plans	Total Units Outstanding (in millions)	Weighted Average Grant Price	Vested Units Outstanding (in millions)	Weighted Average Grant Price
Unit Awards	0.6	$41.17	—	$—
Stock Appreciation Rights	6.0	74.74	—	—
Stock Options	7.9	42.57	5.8	32.87
Performance-based Restricted Stock Units	2.3	64.20	0.5	35.29
Service-based Restricted Stock Units	0.9	68.04	—	—
Total Equity-based Compensation Plans	17.7	$57.53	6.3	$33.06

SHARE COUNT ROLL FORWARD	Common	Preferred	Total
(Basic shares, in millions)
Total shares outstanding as of December 31, 2013	234.30	114.50	348.80
Shares repurchased	(10.13)	—	(10.13)
Shares issued – equity-based compensation	0.99	—	0.99
Preferred stock dividend	—	0.05	0.05
Total shares outstanding as of June 30, 2014	225.16	114.55	339.71